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                                 EXHIBIT 10.45

                              EMPLOYMENT AGREEMENT

          SPORT CHALET, INC., a Delaware corporation ("Employer"), and NORBERT
J. OLBERZ ("Executive"), in consideration of the mutual promises made herein, do, as of April 1, 2000, agree as follows:

          The Employer desires to be assured of the continued association and services of Executive in order to take advantage of his experience, knowledge and abilities in Employer's business, and is willing to employ Executive, and Executive desires to be so employed, on the terms and conditions set forth in this Agreement;

1. TERM OF EMPLOYMENT

1.1  Specified Term.  Employer hereby employs Executive, and Executive hereby
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accepts employment with Employer, for an initial term beginning on April 1, 2000 and ending at the close of business on March 31, 2014. Executive's employment hereunder shall automatically renew for succeeding twelve-month periods, unless notice of termination is given by either party at least 30 days prior to the end of the initial term or any renewal term. Executive's employment may be subject to earlier termination as otherwise provided in this Agreement.

1.2  "Employment Term." The phrase "Employment Term" shall mean the entire
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period of Executive's employment by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Employer and Executive.

2.   DUTIES

2.1  General Duties.  Executive shall serve as the Chairman of the Board of
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Employer.  In this capacity, Executive shall, to the best of his ability, perform such services as are required to be performed by the Chairman of the Board in Employer's Certificate of Incorporation or Bylaws.

2.2  Devotion to Employer's Business.  Executive shall devote such working
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portion of his productive time, ability and attention to the business of
Employer during the Employment Term as reasonably may be necessary to perform his duties hereunder in a professional and businesslike manner.

3. COMPENSATION

3.1  Compensation.  As compensation for the services to be performed
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hereunder, Executive shall receive a salary in the amount of three hundred thousand dollars ($300,000) per annum, subject to cost-of-living adjustments and payable in arrears in equal installments not less than once per month on the first business day of each month with respect to the preceding calendar month (or part thereof) of employment during the Employment Term. Executive shall receive such increases in salary, if any, as may be determined by the Board of Directors in its sole discretion.

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3.2  Tax Withholding.  Employer shall have the right to deduct or withhold
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from any amounts due to Executive hereunder any and all federal, state or local taxes, withholdings and deductions now applicable or that may be enacted and become applicable in the future, including, but not limited to, federal income and Social Security taxes.

3.3  Automobile Allowance.  Employer shall pay to Executive a monthly
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automobile allowance of $1,500.

3.4  Medical Coverage.  Employer shall include Executive and his immediate
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family in such health care plans as may be provided to executive officers of
Employer generally and under the same terms and conditions.

3.5  Life Insurance.  Employer shall provide to Executive such life insurance,
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if any, as is currently provided to executive officers of Employer generally and under the same terms and conditions.

3.6  Reimbursement of Business Expenses.  Employer shall promptly reimburse
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Executive for all reasonable and necessary business expenses incurred by
Executive in connection with the business of Employer subject to compliance by Executive with Employer's Standard Operating Procedures with respect to the amount, documentation and verification of such expenses as the same may be amended from time to time.

3.7  Tax Consulting.  Employer shall reimburse Executive for all fees and costs
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for personal tax and financial advisory services incurred by Executive up to
$1,500 per year.

3.8  Secretary.  Employer shall reimburse Executive for any amounts incurred by
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Executive for secretarial assistance up to $2,500 per month.

4. TERMINATION

4.1  Termination for Cause.  Employer shall have the right to terminate
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Executive's employment under this Agreement only for Cause (as defined below).
Executive's employment shall be deemed to have been terminated by Employer for Cause if it shall be terminated for any of the following reasons:

     (i) Executive's continued and willful failure or refusal to perform his duties hereunder; or

     (ii) The commission by Executive of any act of dishonesty, fraud, misrepresentation or other misconduct in the performance of his duties hereunder; or

     (iii) The conviction of Executive of a felony or a crime involving moral turpitude or the pleading of no contest by Executive to the same, whether or not committed in the course of his employment; provided,
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            however, that no such termination shall occur under clauses (i) and
            (ii) unless Executive first shall have received written notice specifying the acts or omissions alleged to constitute such failure, refusal or act and, if the same can be corrected, it continues after Executive shall have had reasonable opportunity to correct it, but in no event less than ten business days.

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4.2  Duties Upon Termination.  In the event that Executive's employment by
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Employer under this Agreement is terminated for Cause pursuant to Section 4.1, neither Employer nor Executive shall have any remaining duties or obligations hereunder, except that Employer shall promptly pay to Executive, or his estate, all reimbursable expenses incurred by Executive hereunder as of such date, all vacation accrued as of such date and such compensation as is due pursuant to
Section 3.1 prorated through the date of termination.

5. GENERAL PROVISIONS

5.1  Notices.  Any notices to be given hereunder by either party to the other
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shall be in writing and may he transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing on the signature pages hereof, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the third day following the date of mailing.

5.2  Arbitration.  Any controversy between Employer and Executive involving the
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construction or application of any of the terms, provisions, or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act and that certain Agreement to Arbitrate Claims entered into by Employer and Executive as of the date hereof, which Agreement is incorporated herein by this reference.

5.3  Attorneys' Fees and Costs.  If any legal action based in contract law is
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necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

5.4  SEC Compliance.  Executive acknowledges that concurrently herewith he has
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been provided with a copy of and will abide by the Employer's Statement of
Company Policy Re: Securities Trades by Company Personnel as the same may be amended from time to time by Employer, which Statement is incorporated herein by this reference.

5.5  Entire Agreement.  This Agreement, together with its exhibits, supersedes
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any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

5.6  Modifications.  Any modification of this Agreement will be effective only
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if it is in writing and signed by the party to be charged and approved by the
Board of Directors of Employer.

5.7  Effect of Waiver.  The failure of either party to insist on strict
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compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term,

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covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

5.8  Partial Invalidity.  If any provision in this Agreement is held by a court
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of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

5.9  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California except that, with respect to matters of corporate governance, the laws of the State of Delaware shall govern.

5.10 Sums Due Deceased Executive. If Executive dies prior to the expiration of
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the Employment Term, (i) Employer shall pay any sums that may be due to
Executive from Employer under this Agreement as of the date of death to Executive's executors, administrators, heirs, personal representatives, successors, and assigns and (ii) if Executive's spouse shall then be living, Employer shall pay to such spouse for the balance of the Employment Term one-half of such amounts as would have been payable to Executive pursuant to Section
3.1 computed without regard to cost-of-living adjustments after the date of Executive's death.

5.11 Insurance.  Executive shall be covered by any policy of directors' and
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officers' liability insurance maintained by Employer.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first set forth above.


             Employer:                SPORT CHALET, INC.


                                      By /s/ Craig L. Levra
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                                         Craig L. Levra,
                                         President
                                         920 Foothill Boulevard
                                         La Canada, CA 91011


              Executive:              /s/ Norbert J. Olberz
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                                      Norbert J. Olberz
                                      920 Foothill Boulevard
                                      La Canada, CA  91011

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